Exhibit j under Form N-1A
                                               Exhibit 23 under Item 601/Reg S-K




CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 46 to the Registration Statement No. 33-69268 on Form N-1A of our reports dated February 15, 2006 relating to the financial statements and financial highlights of Federated Insurance Series (comprised of the following funds:
Federated American Leaders Fund II, Federated Capital Appreciation Fund II, Federated Capital Income Fund II, Federated Equity Income Fund II, Federated Fund for U.S. Government Securities II, Federated Mid Cap Growth Strategies Fund II, Federated High Income Bond Fund II, Federated International Equity Fund II, Federated Kaufmann Fund II, Federated Prime Money Fund II and Federated Quality Bond Fund II), appearing in the corresponding Annual Reports on Form N-CSR of Federated Insurance Series for the year ended December 31, 2006 and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information, which are part of such Registration Statement.


DELOITTE & TOUCHE LLP

Boston, Massachusetts
April 24, 2007